UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2010

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts		02481
(Address of Principal Executive Offices)		(Postal Code)

Registrant’s telephone number, including area code:  (781) 304-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Stream Global Services, Inc., or the Company, held on June 3, 2010, the Company’s stockholders elected the following individuals as directors until the Company’s 2011 annual meeting of stockholders or to serve until his or her successor has been duly elected and qualified: R. Scott Murray (Chairman), Alfredo I. Ayala (Vice Chairman), Gerardo C. Ablaza, Jr., G. Drew Conway, Paul G. Joubert, David B. Kaplan, R. Davis Noell, Kevin T. O’Leary, Julie G. Richardson, Matthew Cwiertnia and Nathan Walton. The directors received the following votes:

Director	For	Withheld	Broker Non-Votes

R. Scott Murray	77,427,107	47	179,396

Alfredo Ayala	77,427,152	2	179,396

Gerardo Ablaza	77,427,152	2	179,396

Drew Conway	77,427,152	2	179,396

Matthew Cwiertnia	77,427,152	2	179,396

Paul Joubert	77,427,152	2	179,396

David Kaplan	77,427,152	2	179,396

Davis Noell	77,427,152	2	179,396

Kevin O’Leary	77,427,152	2	179,396

Julie Richardson	77,427,152	2	179,396

Nate Walton	77,427,152	2	179,396

Also at the Company’s 2010 annual meeting of stockholders, stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
77,606,503	2	45	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2010

STREAM GLOBAL SERVICES, INC.

By:  /s/    R. Scott Murray

        Name: R. Scott Murray

        Title: Chairman and Chief Executive Officer